UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934,

November 22, 2006	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including statements as to theglobe.com’s future business and other risks. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Section 1. Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On November 22, 2006, theglobe.com (the “Company”) entered into a License Agreement with Speecho, LLC, a Florida limited liability company. The agreement grants to Speecho a license to use the Company’s chat, VoIP and video communications technology. The initial term of the license agreement is 10 years. Speecho will have the option to continue to license the technology thereafter (subject to certain termination rights) if Speecho achieves an agreed upon minimum number of end-users of the technology prior to the expiration of the initial 10 year term. The agreement provides for the payment to the Company of a minimum license fee of $10,000 per month. The monthly license fee may increase based on increases in the number of Speecho end-users of the Company’s technology. Our Chairman and Chief Executive Officer, Michael S. Egan, our President and director, Edward A. Cespedes, our Vice President of Finance and director of the Company, Robin Segaul Lebowitz, as well as certain other employees of the Company, are members of a company that will own fifty percent of the membership interests in Speecho. The Company believes that the terms of the license agreement are at least as favorable as those that it could obtain from other potential licensees.

On November 22, 2006, the Company entered into a Marketing Services Agreement with each of Universal Media of Miami, Inc. and Trans Digital Media, LLC. Pursuant to the Marketing Services Agreements, each of Universal Media of Miami and Trans Digital Media have agreed to market certain of the Company’s products in exchange for certain commissions and promotional fees. Pursuant to the Marketing Services Agreement with Universal Media of Miami, the Company was granted the exclusive right to certain uses of the “Elite Traveler” name in connection with certain of its websites. The initial term of each marketing agreement is 4 years, with annual renewals thereafter.

On November 22, 2006, in connection with the Marketing Services Agreements, theglobe.com entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of Universal Media of Miami and Trans Digital Media. The Warrant Purchase Agreement provides for the issuance to Mr. Ruderman of one warrant to purchase 5,000,000 shares of the Company’s common stock at a strike price of $0.15 per share and a second warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.15 per share. Each of the warrants is immediately exercisable. The only difference between the two warrants is that one has an exercise term of 3 years and the other has a term of 4 years. Each warrant provides for the extension of the exercise term by an additional 3 years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement grants to Mr. Ruderman “piggyback” registration rights with respect to the shares of the Company’s common stock issuable upon exercise of the warrants.

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In connection with the issuance of the warrants, Mr. Ruderman entered into a Stockholders’ Agreement with our chairman and chief executive officer, Michael S. Egan, our president, Edward A. Cespedes, and certain of their affiliates. Pursuant to the Stockholders’ Agreement, Mr. Ruderman granted an irrevocable proxy over the shares issuable upon exercise of the warrants to E&C Capital Partners, LLLP and granted a right of first refusal over his shares to all of the other parties to the Stockholders’ Agreement. Mr. Ruderman also agreed to sell his shares under certain circumstances in which the other parties to the Stockholders’ Agreement have agreed to sell their respective shares. Mr. Ruderman was also granted the right to participate in certain sales of the Company’s common stock by the other parties to the Stockholders’ Agreement.

Section 3. Securities and Trading Market.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on November 22, 2006, in connection with the Marketing Services Agreements, theglobe.com entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of Universal Media of Miami and Trans Digital Media pursuant to which Mr. Ruderman was issued one warrant to purchase 5,000,000 shares of the Company’s common stock at a strike price of $0.15 per share and a second warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.15 per share. Each of the warrants is immediately exercisable. The only difference between the two warrants is that one has an exercise term of 3 years and the other has a term of 4 years. Each warrant provides for the extension of the exercise term by an additional 3 years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement grants to Mr. Ruderman “piggyback” registration rights with respect to the shares of the Company’s common stock issuable upon exercise of the warrants. Mr. Ruderman is an “accredited investor” and the Company relied on exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated under such Act in issuing the Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2006	theglobe.com, inc.

	By:	/s/ Edward Cespedes
Edward Cespedes, President

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